ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT, dated as of the 19th day of May, 2010 (this “Agreement”) is entered into by and among BRAZIL GOLD CORP., a Nevada corporation (“BRZG”), and RUSHEEN HANDELS AG, a Swiss corporation (“RH”).  BRZG and RH are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS,

R.1	RH owns 99% of all of the issued and outstanding ownership units (the “Units”) in Amazonia Capital e Participacoes Ltda., a Brazilian corporation (“Amazonia”);

R.2	As at the date of execution of this Agreement, Amazonia is the registered owner of approximately 860,000 hectares of mineral claims (the “Current Claims”);

R.3
Amazonia is also the registered owner of an additional approximately 420,000 hectares of mineral claims, the registration of which is suspended (the “Suspended Claims”).  Amazonia has initiated a legal process to obtain government verification that the suspension of the Suspended Claims was invalid and that the Suspended Claims are still registered to Amazonia (the “Verification”);

R.4	Amazonia has previously granted a 2.5% net smelter return royalty (“Royalty”) to RH relating to the Current Claims.

R.5	BRZG is a publicly-traded company in the U.S. and wishes to convert its operations into the mineral exploration industry;

R.6
BRZG wishes to acquire from RH all of RH’s Units in exchange for 44 million treasury shares of BRZG’s common stock (“BRZG Purchase Shares”) and RH wishes to sell such Units in exchange for the BRZG Purchase Shares;

R.7	The issue of the BRZG Purchase Shares and other matters described in “Part A - First Closing” of Article II herein will be the subject of the First Closing; and

R.8	Upon receipt by Amazonia of the Verification, RH will receive an additional 20 million treasury shares of BRZG according to “Part B – Second Closing” of Article II herein.

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.                                Definitions. The following terms shall have the following respective meanings:

“Affiliate”
with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party.  For the purpose of this definition, “control” means (i) ownership of more than fifty percent (50%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

“Amazonia Units”	all of the Units in Amazonia owned by RH, which represents 99% of all the issued and outstanding Units of Amazonia;
“Business Day” “Current Claims” “Suspended Claims”
a day (other than a Saturday) on which banks in U.S. are open for business throughout their normal business hours;

approximately 860,000 hectares of mineral claims registered to Amazonia;

approximately 420,000 hectares of mineral claims registered to Amazonia and subject to a government suspension of registration;

“Closing” “Closing Date”	the closing of the transactions contemplated by this Agreement; the closing shall occur on May 27th , 2010 or such date as mutually agreed to by the Parties in writing;
“Completion”	completion of acquisition of the Amazonia Units in accordance with the terms and conditions of this Agreement;

“Encumbrance”
any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);
“Royalty” “U.S.”	a 2.5% net smelter return royalty pursuant to the Net Smelter Returns Royalty Agreement entered into by and between Amazonia and RH; United States of America; and
“United States Dollars” or “US$”	Dollars in the currency of the United States of America.

Section 1.02.                      Rules of Construction.

           (a)           Unless the context otherwise requires, as used in this Agreement:  (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (vi) the terms “Article,” “Section” and “Schedule” shall refer to the specified Article, Section or Schedule of or to this Agreement and references to paragraphs shall refer to the relevant paragraph of a specified Schedule and (vii) the term “day” shall refer to calendar days.
(b)           Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II
THE EXCHANGE

Part A - FIRST CLOSING

Section 2.01                      Exchange of BRZG Purchase Shares for the Amazonia Units.

(a)           Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), BRZG shall acquire all of the Amazonia Units from RH with the Amazonia Units being free from all Encumbrances save and except for the Royalty.

(b)           Subject to and upon the terms and conditions of this Agreement, on the Closing Date, BRZG shall deliver to RH the BRZG Purchase Shares.

(c)           The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then the other Party may terminate this Agreement.

Section 2.02.                                Closing Location.  The Closing of the Exchange and the other transactions contemplated by this Agreement will occur no later than May 27, 2010, or as soon thereafter as possible (the “Closing Date”), at a place and time mutually agreed by the Parties in writing.

Section 2.03. RH’s Closing Documents.  At the Closing, RH shall tender to BRZG:

(a)           Certified copy of resolutions of the Board of Directors of RH, in a form satisfactory to BRZG, acting reasonably, authorizing the transfer of all of the Amazonia Units in the name of BRZG.

(b)           Original ownership certificates issued in the name of RH representing all of the Amazonia Units duly endorsed for transfer by RH and marked “cancelled for transfer” or as otherwise directed by BRZG or its counsel, in accordance with applicable law;

(c)           New Unit certificates issued by Amazonia registered to BRZG representing all of the Amazonia Units owned by RH;

(d)           A certified copy of the register of owners of Amazonia Units showing BRZG as the registered owner of the Amazonia Units;

(e)           A letter from Amazonia confirming that  there is no other security issued by Amazonia other than the units of which BRZG owns 99%; and

(f)           A certificate executed by RH certifying that the conditions in Section 8.01(b) have been satisfied.

Section 2.04.                                BRZG’s Closing Documents.  At the Closing, BRZG will tender to RH:

(a)           A certified copy of resolutions of the Board of Directors of BRZG in a form satisfactory to RH, acting reasonably, authorizing:

                      (i)           the execution and delivery of this Agreement by BRZG; and

                      (ii)           the issuance of the BRZG Purchase Shares to RH;

(b)           Share certificates, registered in the name of RH or RH’s assigns, representing the BRZG Purchase Shares;

(c)           A certificate executed by a duly appointed officer of BRZG certifying that the conditions in Section 9.01(b) have been satisfied; and

(d)           A letter from BRZG’s transfer agent confirming that  the currently issued 44,000,0000 restricted shares have been cancelled and that with the issuance of the 44,000,000 BRZG Purchase Shares to RH,  the total issued share capital of BRZG is 80,000,000.

Part B – SECOND CLOSING

Section 2.05.  Closing on Suspended Claims.  Upon receipt by Amazonia of the Verification that the suspension of the registration of the Suspended Claims in the name of Amazonia was invalid and that the claims are legally registered to Amazonia, RH will receive an additional 20,000,000 treasury shares of BRZG  according to “Part B – Second Closing” of Article II herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.                      Each Party represents and warrants to the other Party that each of the warranties it makes herein is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02.                      Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03.                      Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04.                      Each Party acknowledges that the restrictions contained in Section 12.01 (Public Notices) and Section 12.10 (Confidentiality) shall continue to apply after the Completion under this Agreement without limit in time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BRZG

Section 4.01.                                Organization, Standing and Authority; Foreign Qualification. BRZG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02.                                Corporate Authorization. The execution, delivery and performance by BRZG of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BRZG, and this Agreement constitutes a valid and binding agreement of BRZG. The BRZG Purchase Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03.                                Capitalization.  BRZG’s capital stock consists solely of 80,000,000 shares of common stock, of which, immediately prior to the Closing, not more than 36,000,000 shares will be issued and outstanding arising from the cancellation of 44,000,000 currently issued restricted shares. All of such issued and outstanding shares of BRZG’s common stock are duly authorized, validly issued, fully paid and non-assessable.

Section 4.04.                      Articles of Incorporation and Bylaws. BRZG has heretofore delivered to RH true, correct and complete copies of its Articles of Incorporation, and Bylaws certified by the corporate secretary thereof.

Section 4.05.                      No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of BRZG;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which BRZG is a party or by or to which either of its assets or properties, may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon BRZG or upon the securities, assets or business of BRZG;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to BRZG or to the securities, properties or business of BRZG; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by BRZG.

Section 4.06.                      Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to BRZG’s best knowledge threatened against or affecting BRZG or involving any of BRZG’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. BRZG is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.07.                      Compliance with Laws. To the best knowledge of BRZG, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of BRZG.

Section 4.08.                      True and Correct Copies. All documents furnished or caused to be furnished to RH by BRZG are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.09.                                Material Contracts.  Other than as disclosed herein, BRZG is not a party to any material contracts, including:

(a)           contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

(b)           contracts (including, without limitation, leases of real property) for the purchase of property;

(c)           contracts relating to the acquisition by BRZG of any operating business of, or the disposition of any operating business by, any other person;

(d)           executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(e)           joint venture contracts or agreements;

(f)           contracts under which BRZG agrees to indemnify any party;

(g)           contracts containing covenants of BRZG not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with BRZG in any line of business or in any geographical area; or

(h)           contracts for or relating to computers, computer equipment, computer software or computer services.

Section 4.10.                                Operations of BRZG.  Other than as disclosed herein, BRZG has not:

(a)           amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)           issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)           declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(d)           made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(e)           made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(f)           sold, abandoned or made any other disposition of any of its assets or properties;

(g)           granted or suffered any lien on any of its assets or properties;

(h)           entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 4.09;

(i)           made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(j)           paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(k)           terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of BRZG; or

(l)           entered into any other contract or other transaction that materially increases the liabilities of BRZG.

Section 4.10.                      Absence of Certain Changes.  Since its incorporation, there has been no event, change or development which could have a material adverse effect on BRZG.

Section 4.11.                      Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by BRZG or representatives thereof to RH, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to RH in writing which, individually or in the aggregate, could have a material adverse effect on BRZG or a material adverse effect on the ability of BRZG to perform any of its obligations pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF RH

RH represents to BRZG as follows:

Section 5.01.                                Organization, Standing and Authority; Foreign Qualification. Each of RH and Amazonia is a corporation duly organized, validly existing and in good standing under the laws of their representative jurisdiction and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign company in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02.                                Authorization. The execution, delivery and performance by RH of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, as the case may be, on the part of RH. RH has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of RH. The Amazonia Units to be transferred to BRZG in accordance with this Agreement have been duly authorized and validly issued, fully paid and non-assessable. Upon transfer of such Units, no Encumbrance shall exist thereon.

Section 5.03.                                Capitalization of Amazonia; Ownership of Mining Claims.

           (a)           Amazonia’s capitalization consists of, as of the date hereof, 100 Units all of which are duly authorized, validly issued, fully paid and non-assessable.  There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue any additional Units in Amazonia or any other security of Amazonia or any plan for any of the foregoing.

           (b)           None of the Amazonia Units are subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

(c)           Amazonia, as of the execution of this Agreement and as at the Closing Date, owns and exclusively holds all of the mining claims listed on Exhibit B hereto, without any Encumbrances, other than the Royalty.

Section 5.04.                                Subsidiaries. Amazonia does not have any direct or indirect subsidiaries.

Section 5.05.                       BRZG Shares. Upon completion of the purchase and receipt of the BRZG Purchase Shares, RH or its assigns shall be the beneficial and record holder of the BRZG Purchase Shares. RH is acquiring the BRZG Purchase Shares as principal for its own accounts to be held for investment purposes only, not for the benefit of any other person and not with a view to the resale, distribution or other disposition of all or any of the BRZG Purchase Shares, and is delivering concurrently with this Agreement, a certificate in the form attached to this Agreement as Exhibit A.

Section 5.06.                      Restriction on BRZG Purchase Shares.  RH hereby consents to BRZG making a notation on its records or giving instructions to any transfer agent of the restricted shares portion of the BRZG Purchase Shares in order to implement the restriction on transfer set forth and described herein.  RH has been independently advised as to, and is aware of, the restrictions with respect to trading in the BRZG Purchase Shares pursuant to the applicable securities laws and further agrees that it is solely responsible for compliance with all such restrictions as set forth in Exhibit A.

Section 5.07.                      Investment Risk.  RH understands that an investment in BRZG includes a high degree of risk, and has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of its investment in the  BRZG Purchase Shares, is in a financial position to hold the BRZG Purchase Shares for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the  BRZG Purchase Shares.

Section 5.08.                      Cooperation.  If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, RH shall execute, deliver, file and otherwise assist BRZG in filing such reports, undertakings and other documents as may be required with respect to the issuance of the BRZG Purchase Shares.

Section 5.09.                      Tax Advice.  RH is responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein.

Section 5.10.                      No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles or Certificate of Organization, Operating Agreement or other charter or organizational document of RH or Amazonia;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which RH or Amazonia is a party or by or to which either of their assets or properties, including the Amazonia Units, may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon RH or Amazonia or upon the securities, assets or business of RH or Amazonia;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to RH or Amazonia or to the securities, properties or business of RH or Amazonia; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by RH or Amazonia.

Section 5.11.                      Articles of Incorporation and Bylaws.

           (a)           RH has heretofore delivered to BRZG true, correct and complete copies of each of RH’s and Amazonia’s Articles of Organization, certified by the appropriate government agency, and Memorandum of Association or comparable instruments (certified by the company secretary thereof).

(b)           The minute books of Amazonia accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees from the date of incorporation to the date hereof.

Section 5.12.                      Compliance with Laws.  To the best of RH’s knowledge, neither RH nor Amazonia is in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on RH or Amazonia and have not received written notice that any violation is being alleged.

Section 5.13.                      Material Information.  This Agreement, the Schedules attached hereto and all other information provided in writing by RH to BRZG, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to BRZG in writing which, individually or in the aggregate, could have a material adverse effect on Amazonia or a material adverse effect on the ability of RH to perform any of its obligations pursuant to this Agreement.

Section 5.14.                                Actions, Proceedings and Taxation.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving RH or Amazonia.  There are no taxes outstanding on the Current Claims.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of RH, threatened against or involving RH or Amazonia.

Section 5.15.                                Contracts.

           (a)           There have been delivered or made available to BRZG true, correct and complete copies of each of the contracts set forth in Schedule 5.16.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and Amazonia is not in default in any respect under any of them; and

(b)           Amazonia is not a party to any:

                      (i)           contracts with any current or former officer, director, manager, employee, consultant, agent or other representative and no monies are due to such person;

                      (ii)           contracts for the purchase or sale of equipment or;

                      (iii)           contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties;

                      (iv)           contracts (including with limitation, leases of real property) regarding real property);

                      (v)           contracts relating to the acquisition of any operating business of, or the disposition of any operating business by, any other person;

                      (vi)           executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

                      (vii)           joint venture contracts or agreements;

                      (viii)           contracts to indemnify any party, or to share tax liability of any party;

                      (ix)           contracts containing covenants not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete in any line of business or in any geographical area;

                      (x)           contracts relating to the making of any loan;

                      (xi)           contracts relating to the borrowing of money or the direct or indirect guarantee of any obligation for the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

                                (A)           any contract with respect to lines of credit;

                                (B)           any contract to advance or supply funds to any other person other than in the ordinary course of business;

                                (C)           any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

                                (D)           any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

                                (E)           any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

                      (xii)           contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)           any other material contract whether or not made in the ordinary course of business.

Section 5.16.                                Operations of Amazonia.  Except as contemplated by this Agreement, since the date of organization of Amazonia, Amazonia has not:

(a)           amended its Certificate or Articles of Organization or Memorandum of Association or similar incorporation document or charter, or merged with or into or consolidated with any other person or entity, or changed or agreed to change in any manner the rights of its capitalization or the character of its business;

(b)           made any loan or advance to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(c)           granted or suffered any lien on any of its assets or properties;

(d)           entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 5.16; or

(e)           entered into any other contract or other transaction that materially increases its liabilities.

Section 5.17.                      Absence of Certain Changes.  Since its date of organization, there has been no event, change or development which could have a material adverse effect on Amazonia individually or collectively.

Section 5.16.                      Brokerage.  No broker or finder has acted, directly or indirectly, for RH nor has RH incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS AND AGREEMENTS of RH

Section 6.01.                      Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, RH shall cause Amazonia to conduct its businesses substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 5.17, nor enter into any contract described in Section 5.16, without the prior written consent of BRZG.

Section 6.02.                      Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, RH shall use its best efforts to preserve any and all of Amazonia’s permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.                                Litigation.   From the date of this Agreement to the Closing Date, RH shall notify BRZG promptly of any actions or proceedings of the type described in Section 5.15 that from the date hereof are threatened or commenced against RH or Amazonia or against any portion of Amazonia Units and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.                      Conduct Pending the Closing Date.  From the date of this Agreement to the Closing Date: (a) RH shall use its best efforts to cause Amazonia to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) RH shall promptly notify BRZG of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by RH.

Section 6.05.                                Corporate Examinations and Investigations.  Prior to the Closing Date, BRZG shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Amazonia, and such examination of the books, records, tax returns, results of operations and financial condition of Amazonia. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and its employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06.                      Acquisition Proposals.  From the date of this Agreement to the Closing Date, RH shall not and none of its affiliates, employees, representatives or agents, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than BRZG) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of Amazonia or any disposition of any of the Amazonia Units (an “Acquisition Proposal”) (other than pursuant to the transactions contemplated by this Agreement), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. RH shall promptly communicate to BRZG the terms of any Acquisition Proposal, which it may receive.

ARTICLE VII
COVENANTS AND AGREEMENTS OF BRZG

Section 7.01.                      Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, BRZG shall conduct its businesses substantially in the manner in which it is currently conducted and shall not enter into any contract described in Sections 4.13, or undertake any of the actions specified in Sections 4.14, without the prior written consent of RH.

Section 7.02.                                Litigation.  BRZG is not involved in any action, proceedings or litigation and from the date of this Agreement to the Closing Date, BRZG shall notify RH of any actions or proceedings of the type described in Sections 5.14 that are threatened or commenced against BRZG or against any officer, director, employee, properties or assets of BRZG with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.03.                      Conduct of BRZG Pending the Closing.  From the date hereof through the Closing Date:

(a)           BRZG shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)           BRZG shall promptly notify RH of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by BRZG.

Section 7.04.                                Corporate Examinations and Investigations.  Prior to the Closing Date, RH shall be entitled, through this employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of BRZG; and such examination of the books, records, tax returns, results of operations and financial condition of BRZG.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and BRZG and the employees and representatives of BRZG, including without limitation, its counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF BRZG TO CLOSE

The obligations of BRZG to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01.                      Representations and Covenants.

           (a)           The representations and warranties of RH contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b) RH shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date.  RH shall have delivered to BRZG a certificate, dated the Closing Date, and signed by RH to the foregoing effect.

Section 8.02.                      Governmental Permits and Approvals.

           (a)           All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Amazonia to continue to be carried on by Amazonia substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and BRZG shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)           There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03.                      Third Party Consents.   All consents, permits and approvals from parties to contracts with either Amazonia or RH that may be required in connection with the performance by either Amazonia or RH of their obligations under this Agreement or the continuance of such contracts with either Amazonia or RH in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.                      Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on RH, Amazonia or the Amazonia Units.

Section 8.05                      Closing Documents.  RH shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATION OF RH TO CLOSE

The obligations of RH to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 9.01.                      Representations and Covenants.

           (a)           The representations and warranties of BRZG contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

           (b)           BRZG shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. BRZG shall have delivered to RH a certificate dated the Closing Date, and signed by an authorized signatory of BRZG to the foregoing effect.

(c) BRZG shall have caused the cancellation of the 44,000,000 Restricted BRZG shares.

Section 9.02.                      Governmental Permits and Approvals.

           (a)           All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by BRZG to continue to be carried on by BRZG substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and RH shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

           (b)           There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03.                      Third Party Consents.  All consents, permits and approvals from parties to contracts with BRZG that may be required in connection with the performance by BRZG of its obligations under this Agreement or the continuance of such contracts with BRZG in full force and effect after the Closing Date, shall have been obtained.

Section 9.04.                      Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on BRZG.

Section 9.05.                      Closing Documents.  BRZG shall have executed and delivered the documents described in Section 2.04 and 2.05 above.

ARTICLE X
TERMINATION

Section 10.01.                                Termination.

(a)           Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

                      (i)           by mutual written consent of RH and BRZG;

                      (ii)           by either RH or BRZG in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

                      (iii)           by either RH or BRZG, if the Closing does not occur on or prior to September 15th , 2010 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any Party whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

                      (iv)           by BRZG if BRZG is not then in material breach of this Agreement and if there shall have been any breach by RH (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Section 8.01, and (B) shall not have been cured within thirty (30) days following receipt by RH of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and RH is diligently pursuing such cure, but in no event later than the Termination Date;

                      (v)           by RH if RH is not then in material breach of this Agreement and if there shall have been any breach by BRZG (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Section 9.01, and (B) shall not have been cured within thirty (30) days following receipt by BRZG of written notice of such breach; or

                      (vi)           by either RH or BRZG if the Closing shall not have occurred on or before the Termination Date and both RH and BRZG are in material breach of this Agreement.

(b)           In the event of termination by RH or BRZG pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein, RH shall immediately cause each of nominees appointed to the Board of Directors of BRZG and/or appointed as officers of BRZG to resign from all such positions.

Section 10.02.                                Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; (ii) Section 11.15 relating to certain expenses; and (iii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI
MISCELLANEOUS

Section 11.01.                                Public Notices.  The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.02.                                Time.  Time shall be of the essence hereof.

Section 11.03.                                Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

If to RH, at:

Rusheen Handels AG
Churerstrasse 106
CH-8808 Pfaeffikon
Switzerland

With a copy to:

Joanne McClusky
Barrister and Solicitor
810-675 W. Hastings Street
Vancouver, BC V6B 1N2
Canada
Facsimile: (604) 684-2349

If to BRZG, at:

Brazil Gold Corp.
800 Bellevue Way NE, Suite 400
Bellevue, WA 98004
USA

With a copy to:

           W. Scott Lawler, Esq.
           Lawler & Associates, PLC
           29377 Rancho California Rd. Ste 204
Temecula, CA 92591
USA
           Facsimile: 951-676-4988

Or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 11.04.                                Governing Law; Venue; Submission to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with, the internal laws of the State of Nevada without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of the State of Nevada and wholly to be performed within the State of Nevada. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Nevada in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

Section 11.05.                                Settlement of Disputes.  Any dispute arising out of or in connection with this Agreement, including, without limitation, any question regarding its existence, validity, interpretation, breach, or termination (a "Dispute"), which cannot be amicably settled between the Parties, shall be finally and exclusively resolved by arbitration in the State of Delaware.

Section 11.06.   Severability.  If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.07.                                Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.08.                                Further Assurances.  The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.09.                                Inurement.  This Agreement and each of the terms and provisions hereof shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.10.                                Confidentiality.

           (a)           All aspects and terms of the transaction contemplated by this Agreement and all information and data in whatever form (including written, oral or electronic) related thereto received by a Party from the other Party (collectively, “Confidential Information”) shall be held in strict confidence by the Parties, and not disclosed to any third parties except as otherwise set forth in this Section 12.10.  The Parties agree to treat all information furnished by or on behalf of any Party hereto in accordance with the provisions of this Section 12.10 and to take, or abstain from taking, the other actions set forth herein.  The Parties agree that the Confidential Information shall be used solely for the purpose of evaluating the transactions contemplated hereby and will be kept confidential by such Party, its officers, directors, employees, representatives, agents and advisors, provided that either Party may, without such approval, disclose Confidential Information: (i) to the receiving Party’s officers, directors, employees, representatives, agents and advisors, including outside professional advisors, who need to know the Confidential Information for the purpose of evaluating the Acquisition and agree in writing to be bound by the terms of confidentiality set forth in this Section 12.10, (ii) to any bank or financial institution from whom such Party is seeking or obtaining finance, upon obtaining a similar undertaking of confidentiality (but excluding this proviso) from such bank or institution, (iii) to which the disclosing Party has consented to in writing, (iv) as required by applicable law or the requirements of any recognized stock exchange in compliance with its rules and regulations, (v) to any government agency or tax authority lawfully requiring such information, or (vi) to any court of competent jurisdiction acting in pursuance of its powers.

           (b)           If this Agreement is terminated in accordance with Article XI hereof, a Party that has received Confidential Information from the other Party shall return such Confidential Information to the other Party upon its written request and will not retain any copies, extracts or other reproductions thereof.  If any Party or any of its representatives are requested in any proceeding to disclose any of the Information, such Party will provide the disclosing Party with prompt prior written notice of such request so that the disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the terms of this Agreement.

           (c)           The Parties agree that, without the prior written consent of the other Party, which may be withheld in such Party’s sole discretion, none of the Parties shall disclose any provision of this Agreement, or its existence, to any third party except as otherwise set forth in this Section 12.10.

Section 11.11.                                Public Disclosure.  Before the Closing and except as otherwise agreed by the Parties, no Party will make any public release of information regarding the transactions contemplated hereby, except as may be required by such Party pursuant to any applicable law, rules, regulations or statutes.

Section 11.12.                                Assignment, Successors and Assigns.  Neither Party may assign (directly, or indirectly by way of merger, amalgamation, stock sale or any similar procedure) any of its rights or obligations hereunder.

Section 11.13.                                Waiver.  Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.  No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 11.14.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

Section 11.15.  Fees and Costs.  Each Party shall pay their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

BRAZIL GOLD CORP.                                                                           RUSHEEN HANDELS AG
a Nevada corporation                                                                                     a Swiss Corporation

By: “Phillip Jennings”                                                                By: “John Young”
Name:                      Phillip Jennings                                                                           Name: John Young
Title:           Vice President & Director                                                                 Title:  Authorized Signatory

EXHIBIT A

CERTIFICATION FOR U.S. SECURITIES LAW COMPLIANCE – REGULATION S

1.           In connection with the execution of this Acquisition Agreement to which this Certificate is attached, RUSHEEN HANDELS AG, a Swiss corporation (the “Purchaser”), for itself and any of its assigns, hereby represents and warrants to BRAZIL GOLD CORP., a Nevada corporation (the “Corporation”) that:

(a)
it is not a "U.S. person" (as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act) and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person.

Rule 902 under the U.S. Securities Act, defines a "U.S. person" as:

(A)	any natural person resident in the United States;

(B)	any partnership or corporation organized or incorporated under the laws of the United States;

(C)	any estate of which any executor or administrator is a U.S. person;

(D)	any trust of which any trustee is a U.S. person;

(E)	any agency or branch of a foreign entity located in the United States;

(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(H)	any partnership or corporation if:

(1)	organized or incorporated under the laws of any foreign jurisdiction; and

(2)
formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

The following are not "U.S. persons":

(A)
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(B)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(1)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(2)	The estate is governed by foreign law;

(C)
Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(D)	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(E)	Any agency or branch of a U.S. person located outside the United States if:

(1)	The agency or branch operates for valid business reasons; and

(2)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(F)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(b)	the offer and sale of the Shares was made in an "offshore transaction" (as defined under Regulation S under the U.S. Securities Act), in that:

(i)	the Purchaser was outside the United States at the time of the execution and delivery of this Subscription Agreement; and

(ii)	the offer to sell the Shares was not made to the Purchaser in the United States.

(c)
the transaction contemplated by this Subscription Agreement (i) has not been pre-arranged with a purchaser located inside of the United States or who is a U.S. person, and (ii) is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

2.	The Purchaser hereby covenants that:

(a)
during the period prior to one year after the Closing (the " Restricted Period") it will not engage in hedging transactions with regard to the Shares unless such transactions are made in compliance with the U.S. Securities Act;

(b)	if it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i)	the sale is to the Corporation;

(ii)
the sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; provided, however, that during the Restrictive Period no sale may be made in reliance on Regulation S to any U.S. person or for the account or benefit of a U.S. person (other than a distributor) and all purchasers of such Shares will be required to execute and deliver to the Corporation a certificate substantially in the form attached to this Subscription Agreement as Schedule "D" (Non-U.S. Person Certificate (for subsequent non-U.S. purchasers));

(iii)
the sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws, and the Purchaser has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

(iv)
the Shares are sold in the United States in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the Purchaser has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that such transaction does not require registration; or

(v)	the sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

3.	The Purchaser hereby acknowledges and agrees that:

(a)
the Shares are and will be "restricted securities" as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THESE SECURITIES ARE RESTRICTED SECURITIES (AS DEFINED UNDER RULE 144 UNDER THE U.S. SECURITIES ACT) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

DURING THE PERIOD PRIOR TO NOVEMBER ___, 2010 [SIX MONTHS AFTER THE CLOSING] (THE "RESTRICTED PERIOD"), THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY WITHIN THE UNITED STATES, TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT), OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, EXCEPT PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER. DURING THE RESTRICTED PERIOD HEDGING TRANSACTIONS INVOLVING THESE AND ANY UNDERLYING SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE MADE IN COMPLIANCE WITH THE U.S. SECURITIES ACT.  THIS PARAGRAPH SHALL HAVE NO FURTHER EFFECT SUBSEQUENT TO THE EXPIRATION OF THE RESTRICTED PERIOD AND THEREAFTER MAY BE REMOVED.

(b)	the Corporation will refuse to register any sale of Shares made in breach of the provisions hereof.

(c)
there may be material tax consequences to the Purchaser of an acquisition or disposition of the Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Shares.

(d)	the financial statements of the Corporation have been prepared in accordance with United States generally accepted accounting principles.

(e)
the Corporation may make a notation on its records or give instructions to its registrar(s) and transfer agent(s) in order to implement the restrictions on transfer set forth and described in this Certificate and the Subscription Agreement of which this Certificate is a part.

(f)
the enforcement of civil liabilities under the United States federal securities laws may be affected adversely by the fact that many of the Corporation's directors and officers are not residents of the United States and that most of or all of the assets of the Corporation are located outside of the United States;

(g)
it has had an opportunity to review all the pertinent facts concerning the Corporation and has had access to such financial and other information concerning the Corporation as the Purchaser has considered necessary to make a decision to invest in the Shares and has availed itself of such opportunity to the full extent desired;

(h)
it has personally communicated or been given the opportunity to ask questions of and receive answers from an executive officer of the Corporation regarding the business and financial affairs of the Corporation, its products and activities, and its plans for the future. The Purchaser acknowledges that if the Purchaser would like to further avail itself of the opportunity to ask additional questions of the Corporation, the Corporation has informed the Purchaser that it will make arrangements for such an opportunity on request.

(i)	it has been advised that no accountant or attorney engaged by the Corporation is acting as its representative, accountant, or attorney.

(j)
the Corporation will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and the Purchaser irrevocably authorizes the Corporation to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein.  The Purchaser further agrees that if any of the acknowledgements, representations, warranties or agreements made herein is no longer accurate, it shall promptly notify the Corporation.

Print name of Purchaser

By:
Signature

Title

EXHIBIT B

AMAZONIA CAPITAL E PARTICIPACOES LTDA

MINING CLAIMS

Processo	CPF/CNPJ - titular	Nome do titular	Municipio / Estado
866.284/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GAÚCHA DO NORTE/MT-PARANATINGA/MT
866.400/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVO MUNDO/MT
866.401/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT-MATUPÁ/MT
866.402/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT-MATUPÁ/MT
866.403/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MATUPÁ/MT
866.404/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MATUPÁ/MT
866.405/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MATUPÁ/MT-PEIXOTO DE AZEVEDO/MT
866.406/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MATUPÁ/MT-PEIXOTO DE AZEVEDO/MT
866.407/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MARCELÂNDIA/MT
866.408/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	PEIXOTO DE AZEVEDO/MT
866.409/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	PEIXOTO DE AZEVEDO/MT
866.410/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	ITAÚBA/MT-NOVA SANTA HELENA/MT
866.411/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MARCELÂNDIA/MT-NOVA SANTA HELENA/MT
866.412/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.413/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVO MUNDO/MT
866.414/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MATUPÁ/MT-PEIXOTO DE AZEVEDO/MT
866.415/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT-NOVO MUNDO/MT
866.416/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	PARANAÍTA/MT
866.417/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	APIACÁS/MT-NOVA BANDEIRANTES/MT
866.418/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COLNIZA/MT
866.419/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COLNIZA/MT-COTRIGUAÇU/MT
866.420/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.421/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COLNIZA/MT-COTRIGUAÇU/MT
866.422/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COTRIGUAÇU/MT
866.423/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COTRIGUAÇU/MT
866.424/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.425/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MARCELÂNDIA/MT-NOVA SANTA HELENA/MT
866.426/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVA SANTA HELENA/MT
866.427/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVA SANTA HELENA/MT
866.428/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COLÍDER/MT-NOVA SANTA HELENA/MT -ITAÚBA/MT
866.429/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVA SANTA HELENA/MT
866.430/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.431/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	ITAÚBA/MT-NOVA SANTA HELENA/MT
866.432/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MARCELÂNDIA/MT
866.433/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.434/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVA SANTA HELENA/MT
866.435/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COLÍDER/MT
866.436/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVA SANTA HELENA/MT
866.437/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.438/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.444/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MARCELÂNDIA/MT
866.445/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MARCELÂNDIA/MT - NOVA SANTA HELENA/MT
866.446/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COTRIGUAÇU/MT
866.447/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVO MUNDO/MT
866.448/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	CARLINDA/MT - NOVO MUNDO/MT
866.500/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.501/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.502/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT
866.503/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVO MUNDO/MT - GUARANTÃ DO NORTE/MT
866.504/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	GUARANTÃ DO NORTE/MT - NOVO MUNDO/MT
866.505/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MATUPÁ/MT-PEIXOTO DE AZEVEDO/MT
866.507/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	APIACÁS/MT
866.508/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	COTRIGUAÇU/MT
866.509/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	NOVO MUNDO/MT
880.067/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.068/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.070/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.071/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.072/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.073/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.074/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.075/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.076/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.078/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.079/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.080/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.081/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.082/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.083/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.084/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.086/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.102/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.103/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.121/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.122/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MANICORÉ/AM
880.127/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.166/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.203/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	BORBA/AM
880.204/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	BORBA/AM - MAUÉS/AM
880.205/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.206/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.207/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.265/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.266/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.267/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
880.268/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	MAUÉS/AM
886.101/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	ESPIGÃO D'OESTE/RO
886.108/2009	09.167.543/0001-72	Amazônia Capital e Participações Ltda	THEOBROMA/RO
886.109/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	THEOBROMA/RO
886.133/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	JI-PARANÁ/RO
886.142/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	ESPIGÃO D'OESTE/RO
886.143/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	CACOAL/RO-ESPIGÃO D'OESTE/RO
886.185/2008	09.167.543/0001-72	Amazônia Capital e Participações Ltda	THEOBROMA/RO
886.297/2006	09.167.543/0001-72	Amazônia Capital e Participações Ltda	ESPIGÃO D'OESTE/RO
886.317/2006	09.167.543/0001-72	Amazônia Capital e Participações Ltda	ESPIGÃO D'OESTE/RO
886.508/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	JI-PARANÁ/RO
886.514/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	THEOBROMA/RO
886.579/2007	09.167.543/0001-72	Amazônia Capital e Participações Ltda	THEOBROMA/RO
851.155/2008	310.118.568-83	Milena Vieira Freire	JACAREACANGA/PA - PARANAÍTA/MT
866.432/2009	310.118.568-83	Milena Vieira Freire	COLNIZA/MT
866.510/2008	310.118.568-83	Milena Vieira Freire	MARCELÂNDIA/MT
866.511/2008	310.118.568-83	Milena Vieira Freire	NOVO MUNDO/MT
866.512/2008	310.118.568-83	Milena Vieira Freire	MARCELÂNDIA/MT - TERRA NOVA DO NORTE/MT - PEIXOTO DE AZEVEDO/MT - NOVA SANTA HELENA/MT
886.076/2009	310.118.568-83	Milena Vieira Freire	JARU/RO
886.323/2008	310.118.568-83	Milena Vieira Freire	JARU/RO
886.465/2008	310.118.568-83	Milena Vieira Freire	JARU/RO - MIRANTE DA SERRA/RO - GOVERNADOR JORGE TEIXEIRA/RO
866.440/2008	020.291.355-42	Raquel Correia da Silva	NOVO MUNDO/MT
866.441/2008	020.291.355-42	Raquel Correia da Silva	COTRIGUAÇU/MT
866.442/2008	020.291.355-42	Raquel Correia da Silva	COTRIGUAÇU/MT NOVA BANDEIRANTES/MT
866.443/2008	020.291.355-42	Raquel Correia da Silva	PARANAITA/MT
866.515/2008	020.291.355-42	Raquel Correia da Silva	PARANAÍTA/MT
866.604/2007	020.291.355-42	Raquel Correia da Silva	PARANATINGA/MT
866.605/2007	020.291.355-42	Raquel Correia da Silva	PARANATINGA/MT
866.637/2007	020.291.355-42	Raquel Correia da Silva	COLNIZA/MT
866.994/2007	020.291.355-42	Raquel Correia da Silva	COLNIZA/MT
866.995/2007	020.291.355-42	Raquel Correia da Silva	COLNIZA/MT
866.996/2007	020.291.355-42	Raquel Correia da Silva	COLNIZA/MT
880.077/2008	020.291.355-42	Raquel Correia da Silva	MAUÉS/AM
880.085/2008	020.291.355-42	Raquel Correia da Silva	MANICORÉ/AM
880.087/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.088/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.089/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.090/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.091/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.092/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.093/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.094/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.095/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.097/2008	020.291.355-42	Raquel Correia da Silva	MANICORÉ/AM - NOVO ARIPUANÃ/AM
880.098/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.099/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.100/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.101/2008	020.291.355-42	Raquel Correia da Silva	MANICORÉ/AM- NOVO ARIPUANÃ/AM
880.104/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.105/2008	020.291.355-42	Raquel Correia da Silva	MANICORÉ/AM - NOVO ARIPUANÃ/AM
880.106/2008	020.291.355-42	Raquel Correia da Silva	MANICORÉ/AM - NOVO ARIPUANÃ/AM
880.107/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.108/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.109/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.110/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.111/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.112/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.113/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.114/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.115/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.116/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.117/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM - BORBA/AM
880.118/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.119/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.120/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.123/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.124/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.125/2008	020.291.355-42	Raquel Correia da Silva	MANICORÉ/AM - NOVO ARIPUANÃ/AM
880.126/2008	020.291.355-42	Raquel Correia da Silva	MANICORÉ/AM - NOVO ARIPUANÃ/AM
880.127/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.128/2007	020.291.355-42	Raquel Correia da Silva	MAUÉS/AM
880.128/2008	020.291.355-42	Raquel Correia da Silva	MAUÉS/AM
880.129/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM - BORBA/AM
880.130/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.131/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.132/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.133/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM
880.134/2008	020.291.355-42	Raquel Correia da Silva	BORBA/AM - NOVO ARIPUANÃ/AM
880.135/2008	020.291.355-42	Raquel Correia da Silva	NOVO ARIPUANÃ/AM
880.136/2008	020.291.355-42	Raquel Correia da Silva	APUÍ/AM - NOVO ARIPUANÃ/AM
880.208/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.209/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.210/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.211/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.212/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.213/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.214/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.263/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.264/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.269/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.270/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.271/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.272/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.273/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.274/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.275/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.276/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.277/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.278/2007	020.291.355-42	Raquel Correia da Silva	LÁBREA/AM
880.284/2007	020.291.355-42	Raquel Correia da Silva	MAUÉS/AM
880.403/2007	020.291.355-42	Raquel Correia da Silva	MAUÉS/AM
886.057/2009	020.291.355-42	Raquel Correia da Silva	ARIQUEMES/RO
886.108/2008	020.291.355-42	Raquel Correia da Silva	THEOBROMA/RO
886.319/2007	020.291.355-42	Raquel Correia da Silva	ARIQUEMES/RO - CACAULÂNDIA/RO
886.320/2007	020.291.355-42	Raquel Correia da Silva	CACOAL/RO - CASTANHEIRAS/RO - ROLIM DE MOURA/RO
886.321/2007	020.291.355-42	Raquel Correia da Silva	CASTANHEIRAS/RO - CACOAL/RO
886.322/2007	020.291.355-42	Raquel Correia da Silva	CACOAL/RO
886.331/2006	020.291.355-42	Raquel Correia da Silva	ESPIGÃO D'OESTE/RO
886.371/2007	020.291.355-42	Raquel Correia da Silva	XAPURI/AC
886.515/2007	020.291.355-42	Raquel Correia da Silva	THEOBROMA/RO
980.026/2010	020.291.355-42	Raquel Correia da Silva
980.027/2010	020.291.355-42	Raquel Correia da Silva
980.046/2010	020.291.355-42	Raquel Correia da Silva
980.047/2010	020.291.355-42	Raquel Correia da Silva
980.140/2009	020.291.355-42	Raquel Correia da Silva
980.141/2009	020.291.355-42	Raquel Correia da Silva
980.142/2009	020.291.355-42	Raquel Correia da Silva
980.143/2009	020.291.355-42	Raquel Correia da Silva